Exhibit 10.1

EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN
_______________________________

Form of Restricted Share Units Award Agreement

______________________________

Award No. _______

You are hereby awarded Restricted Share Units subject to the terms and conditions set forth in this Restricted Share Units Award Agreement (“Award Agreement”), and in the Exide Technologies 2004 Stock Incentive Plan (the “Plan”), which is attached. You should carefully review these documents, and consult with your personal financial advisor, in order to fully understand the implications of this Award, including your tax alternatives and their consequences.

By executing this Award Agreement, you agree to be bound by all of the Plan’s terms and conditions as if they had been set out verbatim in this Award Agreement. In addition, you recognize and agree that all determinations, interpretations, or other actions respecting the Plan and this Award Agreement will be made by the Board of Directors of Exide Technologies (the “Board”) or the Committee pursuant to Section 4 of the Plan, and that such determinations, interpretations or other actions are (unless arbitrary and capricious) final, conclusive and binding upon all parties, including you, your heirs, and representatives. Capitalized terms are defined in the Plan or in this Award Agreement.

1. Specific Terms. Your Restricted Share Units have the following terms:

Name of Participant
Number of Units
Subject to Award
Agreement
Award Date	[	]
Vesting	Your Restricted Share Units under this Award
Agreement shall vest and become non-forfeitable at
the rate of 20% on the first, second, third, fourth
and fifth anniversary after grant date, subject in
each case to acceleration as provided in the Plan,
and to your Continuous Service with the Company not
ending before the vesting date.

Lifetime Transfer	Allowed in accordance with Section 11(b) of the Plan.

2. Dividends. You will not be entitled to any dividends that may be declared on the Shares or any payment in lieu thereof under this Award Agreement.

3. Settlement. As soon as practicable, and upon your satisfaction of applicable tax withholding requirements, the Company shall release to you one Share for each vested Restricted Share Unit on the Payment Date. The Payment Date shall be, and in the case of Restricted Share Units that vested prior to the [fifth anniversary following grant date], shall be deferred to, the earlier of (i) [five years following the grant date] or (ii) the date on which your Continuous Service ceases. Any Restricted Share Unit that remains unvested on the date your Continuous Service ceases shall be forfeited.

4. Tax Withholding. You agree, by accepting the Restricted Share Units awarded under this Award Agreement, to pay to the Company (or otherwise provide for) the amount of any Federal, state, local or foreign income taxes or other taxes incurred by reason of the vesting or release of any Restricted Share Units or Shares covered by this Award Agreement that the Company may be required to withhold with respect thereto. On the Payment Date, such withheld taxes shall be satisfied by the reduction of the number of Shares to be released, with any fractional Shares that would otherwise be delivered being rounded up to the next whole Share; provided, however, that you may elect to pay or provide for such withheld taxes (i) in cash, (ii) by delivery or attesting to ownership of Shares owned by you for at least 6 months prior to the Payment Date or (ii) any combination of such methods. For purposes hereof, Shares will be valued at Fair Market Value.

5. Occurrence of a Change in Corporate Control. Notwithstanding Section 12(c) of the Plan, if these Restricted Share Units are assumed or substituted by a Successor Corporation in a Change in Control, and your employment is Involuntarily Terminated by the Successor Corporation in connection with, or within 12 months following consummation of, the Change in Control, then your right to these Restricted Share Units shall become fully vested and shall be released in accordance with Section 3(ii).

6. Transfer. This Award Agreement may not be sold, pledged, or otherwise transferred without the prior written consent of the Committee.

7. Designation of Beneficiary. Notwithstanding anything to the contrary contained herein or in the Plan, following the execution of this Award Agreement, you may expressly designate a beneficiary (the “Beneficiary”) to your interest, if any, in the Restricted Share Units awarded hereby. You shall designate the Beneficiary by completing and executing a designation of beneficiary agreement substantially in the form attached hereto as Exhibit A (the “Designation of Beneficiary”) and delivering an executed copy of the Designation of Beneficiary to the Company.

8. Notices. Any notice, payment or communication required or permitted to be given by any provision of this Award Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: (i) if to the Company, at the address set forth on the signature page, to the attention of: Board of Directors of Exide Technologies; (ii) if to you, at the address set forth below your signature on the signature page. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices relating to this Award Agreement. Any such notice shall be deemed to be given as of the date such notice is personally delivered or properly mailed.

9. Binding Effect. Except as otherwise provided in this Award Agreement or in the Plan, every covenant, term, and provision of this Award Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

10. Modifications. This Award Agreement may be modified or amended at any time by the Committee, provided that your consent must be obtained for any modification that adversely alters or impairs any rights or obligations under this Award Agreement, unless there is an express Plan provision permitting the Committee to act unilaterally to make the modification.

11. Headings. Headings shall be ignored in interpreting this Award Agreement.

12. Severability. Every provision of this Award Agreement and the Plan is intended to be severable, and any illegal or invalid term shall not affect the validity or legality of the remaining terms.

13. Governing Law. This Award Agreement shall be interpreted, administered and otherwise subject to the laws of the State of Delaware (disregarding any choice-of-law provisions).

14. Compliance with Section 409A of the Code. To the extent applicable, it is intended that this Award Agreement and the Plan comply with the provisions of Section 409A of the Code, so that the income inclusion provisions of Section 409A(a)(1) do not apply to you. This Award Agreement and the Plan shall be administered in a manner consistent with this intent, and any provision that would cause this Agreement or the Plan to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Section 409A of the Code (which amendment may be retroactive to the extent permitted by Section 409A of the Code and may be made by the Company without your consent). In particular, to the extent the Restricted Share Units become payable pursuant to Section 3(ii) and the issuance of the Shares at such time would subject you to penalties under Section 409A of the Code, then notwithstanding anything to the contrary in Section 3 above, issuance of the Shares will be made, to the extent necessary to comply with the provisions of Section 409A of the Code, to you on the earlier of (i) your “separation from service” with the Company (determined in accordance with Section 409A); provided, however, that if the you are a “specified employee” (within the meaning of Section 409A), your date of issuance of the Shares shall be the date that is six months after the date of your separation of service with the Company or (ii) March 21, 2012 or (iii) your death. Reference to Section 409A of the Code is to Section 409A of the Internal Revenue Code of 1986, as amended, and will also include any proposed, temporary or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

15. Counterparts. This Award Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute the same instrument.

16. Data Protection. By your signature below, you consent that Exide Technologies may process your personal data provided herein (the “Data”) exclusively for the purpose of performing this Award Agreement, in particular in connection with the exercise of Restricted Share Units awarded to you. For this purpose the Data may also be disclosed to and processed by companies outside the Company, e.g., banks involved.

BY YOUR SIGNATURE BELOW, along with the signature of the Company’s representative, you and the Company agree that the Restricted Share Units are awarded under and governed by the terms and conditions of this Award Agreement and the Plan.

EXIDE TECHNOLOGIES

By:
A duly authorized Director or Officer

Address:	13000 Deerfield Parkway

Building 200

Alpharetta, GA 30004

The undersigned hereby accepts the terms of this Award Agreement and the Plan.

Address:

EXIDE TECHNOLOGIES
2004 STOCK INCENTIVE PLAN

Exhibit A

Designation of Beneficiary

In connection with the RESTRICTED SHARE UNIT AWARD AGREEMENT (the “Award Agreement”) entered into on March 21, 2007 between Exide Technologies (the “Company”) and [Participant], an individual residing at [Address] (the “Recipient”), the Recipient hereby designates the person specified below as the beneficiary of the Recipient’s interest in Restricted Shares (as defined in the 2004 Stock Incentive Plan of the Company awarded pursuant to the Award Agreement. This designation shall remain in effect until revoked in writing by the Recipient.

Name of Beneficiary:

Address:

Social Security No.:

The Recipient understands that this designation operates to entitle the above-named beneficiary to the rights conferred by the Award Agreement from the date this form is delivered to the Company until such date as this designation is revoked in writing by the Recipient, including by delivery to the Company of a written designation of beneficiary executed by the Recipient on a later date.

Date:

By:

Sworn to before me this
     day of      , 20

Notary Public

County of
State of